                                                                     EXHIBIT 5.1


                         OPINION AND CONSENT OF COUNSEL

                                  July 6, 2000



First Mutual Bancshares, Inc.
400 108th Avenue N.E.
Bellevue, Washington 98004

     Re:  Registration Statement on Form S-8 of First Mutual Bancshares, Inc.

Ladies and Gentlemen:

     We have acted as counsel to First Mutual Bancshares, Inc. (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, $1.00 par value per share, of the Company that may be issued pursuant to the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan (the "Plan").

     In connection therewith, we have reviewed the Company's Articles of Incorporation, Bylaws and minutes of appropriate meetings, and we are familiar with the proceedings to date with respect to the Plan and the proposed issuance of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Washington.

     2. The Shares, as and when acquired in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable under the Washington Business Corporation Act when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       PRESTON GATES & ELLIS LLP

                                       By /s/ Alan W. Wicks
                                          -------------------------------------
                                          Alan W. Wicks